SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made on August 2, 2006 (the “Amendment”) by and among MEDecision, Inc., a Pennsylvania corporation (the “Company”) and the parties listed on the signature pages hereto (collectively, the “Investors”), and amends that certain Second Amended and Restated Registration Rights Agreement among the Company and the Holders party thereto (as such term is defined in the Agreement) dated September 25, 2001, which was amended by that certain Amendment to Second Amended and Restated Registration Rights Agreement dated July 6, 2006 among the Company and the Investors (as so amended, the “Agreement”). Except as otherwise set forth herein, capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

BACKGROUND

A. As of the date of this Amendment, the Existing Holders consist of: Liberty Ventures I, L.P., Commonwealth Venture Partners II, L.P. and Stockwell Fund, LP.

B. As of the date of this Amendment, the Additional Holders consist of: Anne Kavanagh, Britannia Holdings Limited, Cap Gemini Ernst & Young US, LLC, Carl E. Smith, Chris Masso, David R. Bohn, DWS Investments, GmbH, E. Galey Clarke, Elizabeth Gross Weese Trust (Brian D. Weese, Trustee), Frank Drazka, Grotech Partners V, L.P., Grotech V Maryland Fund, L.P., Harrison Wehner, III, J. Allen Dougherty TTEE UTD 12/22/97 FBO Peter Wetherill, Janney Montgomery Scott LLC, John Torrence, Kevin Gilbert, Leonard Brooks, III, Liberty Ventures I, L.P., Liberty Ventures II, L.P., Mark O’Neill, Martin Magida, Michael Savage, Mitchell T. Levine, Paul and Paula Ambrose, JTWROS, Peter Zurkow, Phillip K. Keating, Samuel D. Weaver, Schnader Harrison Segal & Lewis Retirement Plan, Stephen Todd Walker, Stockwell Fund, LP, Suzie MacCagnan, Terri Moffa Paramito and Albert J. Paramito, JT Ten, The Peregrine Equity Fund, LLP and UBS Warburg LLC.

C. As of the date of this Amendment, the Holders of Forced Conversion Common Stock consist of: Cap Gemini Ernst & Young US, LLC, DWS Investments, GmbH, Janney Montgomery Scott LLC, Suzie MacCagnan and UBS Warburg LLC.

D. The Agreement may be amended by the written consent of (i) the Company, (ii) the Holders who beneficially own at least two-thirds of the currently outstanding Registrable Securities excluding Forced Common Conversion Stock and (iii) in the event that an amendment shall remove the rights of the Holders of Forced Conversion Common Stock, Holders of Forced Conversion Common Stock holding at least two-thirds of the outstanding Forced Conversion Common Stock.

E. The Company and the Investors amended the Agreement on July 6, 2006. The Company and the Investors desire to further amend the Agreement as set forth below.

F. The Investors constitute the Holders who beneficially own at least two-thirds of the currently outstanding Registrable Securities excluding Forced Common Conversion Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

1. Amendment. The following sentence shall be inserted at the end of the first sentence of Section 1.2.1:

“ provided, however, that in connection with the QIPO, such written request of any Holder may be delivered to the Company at any time on or prior to, but in no event after, the date of filing of the Registration Statement on Form S-1 with the U.S. Securities Exchange Commission regarding the QIPO.”

2. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of all the successors and assigns, respectively, of each party to the Agreement.

3. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania without regard to conflict of law provisions of the Commonwealth of Pennsylvania or any other jurisdiction.

4. Ratification. Except as expressly waived, amended, modified or supplemented hereby, the Agreement and the respective rights and obligations of each party thereto which are provided therein are hereby ratified and confirmed and shall continue in full force and effect. This Amendment shall not be considered a waiver or amendment of any party’s rights under the Agreement, except as the same are expressly amended or supplemented hereby.

5. Counterparts. This Amendment may be executed in multiple counterparts, whether by facsimile or otherwise, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT has been duly executed and delivered by each party hereto as of the date first written above.

MEDECISION, INC.
By:	/s/ Carl E. Smith

Name:	Carl E. Smith
Title:	Chief Financial Officer

LIBERTY VENTURES I, L.P.
By:	Liberty Ventures, Inc.
Its:	General Partner

By:	/s/ Thomas R. Morse

Name:	Thomas R. Morse
Title:	President

LIBERTY VENTURES II, L.P.
By:	Liberty Ventures Partners II, LLC
Its:	General Partner

By:	/s/ Thomas R. Morse

Name:	Thomas R. Morse
Title:	Managing Director

COMMONWEALTH VENTURE PARTNERS II, L.P.
By:	/s/ Thomas R. Morse

Name:	Thomas R. Morse
Title:	General Partner

STOCKWELL FUND, LP
By:	Stockwell Managers, LLC
Its:	General Partner

By:	/s/ Matthew Klinger

Name:	Matthew Klinger
Title:	Vice President

GROTECH PARTNERS V, L.P.
By:	Grotech Capital Group V, L.L.C.
Its:	General Partner

By:	/s/ Charles P. Cullen

Name:	Charles P. Cullen
Title:	Treasurer

GROTECH MARYLAND FUND L.P.
By:	Grotech Capital Group V, L.L.C.
Its:	General Partner

By:	/s/ Charles P. Cullen

Name:	Charles P. Cullen
Title:	Treasurer